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                                                             EXHIBIT 23.2


                     Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into Iron Mountain Incorporated's previously filed registration statements on Forms S-3 (File Nos. 333-91577, 333-72191 and 333-54030) and S-8 (File Nos. 333-43787, 333-69859 and
333-95901).

/s/ RSM Robson Rhodes


Birmingham, England
March 23, 2001